Exhibit 10.1

Transaction Agreement

This Transaction Agreement (this “Agreement”) is entered into as of August 8, 2013 (the “Effective Date”) by and among Key Brand Entertainment Inc., a Delaware corporation (the “Company”), Theatre Direct NY, Inc., a Delaware corporation (“Theatre Direct” and, together with the Company, the “KB Parties”), and Hollywood Media Corp., a Florida corporation (“HMC”). The Company, Theatre Direct and HMC are collectively referred to herein as the “Parties”.

WHEREAS, HMC and the Company are parties to that certain Stock Purchase Agreement, dated as of December 22, 2009 (as amended, the “SPA”), pursuant to which the Company acquired from HMC all of the issued and outstanding shares of capital stock of Theatre Direct (the “Hollywood Acquisition”);

WHEREAS, Theatre Direct and HMC are parties to that certain Warrant to purchase shares of common stock of Theatre Direct issued as of December 15, 2010 pursuant to the SPA (as amended by that certain Amendment dated as of December 31, 2012, the “Warrant”);

WHEREAS, the Company, Theatre Direct and HMC also are parties to that certain Second Lien Credit, Security and Pledge Agreement, dated as of December 15, 2010 (as amended, the “Credit Agreement”), pursuant to which HMC made a loan to the Company (the “Loan”) in the initial principal amount of $8,500,000 in connection with the payment of consideration for the closing of the Hollywood Acquisition; and

WHEREAS, the Parties wish to set forth herein the terms under which (i) the Loan will be prepaid in full by the Company and (ii) the Warrant will be redeemed and cancelled by Theatre Direct, in each case on the Effective Date.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1. Prepayment of the Loan. Notwithstanding anything to the contrary in Section 2.7 of the Credit Agreement, the Company and HMC agree that the Company shall prepay the Loan in full, without premium or penalty, on the Effective Date. Such prepayment shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the Effective Date. Payment of such principal and interest shall be made by wire transfer of immediately available funds to the account of HMC specified in a payoff letter in the form of Exhibit A hereto (the “Payoff Letter”), which letter shall be executed and delivered by HMC and the Company as of the Effective Date.

2. Redemption of the Warrant. Notwithstanding anything to the contrary in the Warrant (including, without limitation, Section 11(A)), Theatre Direct and HMC agree that Theatre Direct shall redeem the Warrant, in whole and not in part, on the Effective Date in exchange for the payment by Theatre Direct of the amount of $2,750,000 (the “Redemption Price”). The Redemption Price shall be payable by Theatre Direct by wire transfer of immediately available funds to the “Account” of HMC set forth in Exhibit B hereto and, upon payment in full of such amount, the Warrant shall automatically be cancelled (and HMC shall surrender the Warrant to Theatre Direct for cancellation) and HMC shall have no further rights under the Warrant. HMC hereby waives the right to receive prior written, telephonic or facsimile notice in connection with the redemption of the Warrant pursuant to the terms of the Warrant.

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3. Expenses. The Parties agree that notwithstanding anything to the contrary in the SPA, the Credit Agreement or the Warrant, each Party shall be responsible for all costs, fees and expenses whatsoever (including, without limitation, all legal fees and expenses) incurred by such Party in connection with the preparation, negotiation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

4. Further Assurances. Each Party agrees to take such further actions, and to execute and deliver such further instruments and other documents, as any other Party may reasonably request (and at the sole cost and expense of such other Party) to evidence the consummation of the transactions contemplated hereby.

5. Representations and Warranties of the Parties.

(a) The KB Parties jointly and severally represent and warrant to HMC that (i) this Agreement has been duly authorized, executed and delivered by the KB Parties, (ii) the execution, delivery and performance of this Agreement by the KB Parties will not violate the certificate of incorporation and by-laws of the KB Parties or any contract or other agreement to which either of the KB Parties is a party, (iii) this Agreement, when so executed and delivered, will constitute a legal, valid and binding obligation of the KB Parties enforceable against them in accordance with its terms and (iv) no term sheet, letter of intent or other agreement has been entered into, no written offer has been received by and no investment banker has been engaged or retained by the KB Parties or any of their affiliates, with respect to or in connection with, any merger or consolidation of either of the KB Parties with another entity, or any transfer, sale or disposition by either of the KB Parties of the equity or assets of the KB Parties to a third party.

(b) HMC represents and warrants to the KB Parties that (i) this Agreement has been duly authorized, executed and delivered by HMC, (ii) the execution, delivery and performance of this Agreement by HMC will not violate the articles of incorporation and by-laws of HMC or any contract or other agreement to which HMC is a party and (iii) this Agreement, when so executed and delivered, will constitute a legal, valid and binding obligation of HMC enforceable against it in accordance with its terms.

(c) Each of the Parties acknowledges that it has been advised by counsel in relation to this Agreement, is not relying on any representations of the other Parties other than those set forth in this Agreement, and has had ample time to investigate all facts that may be material in deciding whether to enter into this Agreement, and that there are no facts which, if known, would have caused such Party not to enter into this Agreement.

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6. No Other Earnout Amounts. HMC acknowledges and agrees that upon the prepayment of the Loan on the Effective Date as contemplated hereby and upon the terms set forth in the Payoff Letter, all of the earnout amounts payable by the Company to HMC under the SPA during the Earnout Period (as defined in the SPA) shall have been paid in full.

7. Entire Agreement; Amendments and Waivers. This Agreement represents the entire understanding and agreement between the KB Parties and HMC with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral) between the KB Parties and HMC relating to such subject matter. This Agreement can be amended, supplemented or modified, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State without giving effect to the choice of law principles of such State that would require or permit the application of the laws of another jurisdiction.

9. Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. The Parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the borough of Manhattan of the City, County and State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

10. Counterparts; Effectiveness. This Agreement may be executed in multiple counterparts and by facsimile or other electronic means (including PDF), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement shall become effective, and the obligations set forth herein binding, when each Party shall have received counterparts hereof signed by the other Parties.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the Effective Date.

KEY BRAND ENTERTAINMENT INC.

By:	/s/ John Gore
Name: John Gore Title: Chief Executive Officer

THEATRE DIRECT NY, INC.

By:	/s/ John Gore
Name: John Gore Title: Chief Executive Officer

HOLLYWOOD MEDIA CORP.

By:	/s/ Mitchell Rubenstein
Name: Mitchell Rubenstein Title: Chairman and CEO

Signature Page to Transaction Agreement

EXHIBIT A

FORM OF PAYOFF LETTER

Hollywood Media Corp.

301 E. Yamato Road, Suite 2199

Boca Raton, Florida 33431

July 31, 2013

Key Brand Entertainment Inc.
729 Seventh Avenue, 7th Floor
New York, New York 10019

Re:	Payoff of Indebtedness

Ladies and Gentlemen:

Reference is made to that certain Second Lien Credit, Security and Pledge Agreement, dated as of December 15, 2010 (as amended by that certain Amendment No. 1, dated as of April 22, 2012, and as further amended by that certain Amendment No. 2, dated as of December 31, 2012, as further amended, amended and restated, modified or otherwise supplemented from time to time (the “Credit Agreement”)) (together with any documents and/or agreements executed in connection therewith, including any Fundamental Documents, and as the same have been amended, amended and restated, supplemented or otherwise modified from time to time, collectively, the “Debt Documents”), by and among Key Brand Entertainment Inc., a Delaware corporation (the “Borrower”), Theatre Direct NY, Inc., a Delaware corporation (the “Company”) and Hollywood Media Corp., a Florida corporation (the “Lender”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. Upon the Lender’s receipt of (a) this letter agreement duly executed by the Borrower and the Company and (b) wire transfer in Dollars in immediately available funds of $13,851,866.10 (the “Scheduled Amount”), the calculation of which is set forth on the attached Exhibit A, on August 6, 2013 (the “Scheduled Date”) to the account described below (provided, that if the Scheduled Amount is received after the Scheduled Date, a per diem amount of $4,936.11 shall be added to the Scheduled Amount (the Scheduled Amount plus any per diem amounts, collectively, the “Payoff Amount”)), the Lender agrees that, effective immediately upon receipt of the Payoff Amount and without any further action:

(i) all of the outstanding debts, liabilities, earnout amounts and obligations (including, without limitation, any Obligations) owing by any of the Credit Parties or Theatre Direct Companies to the Lender or otherwise under the Credit Agreement or any other Debt Documents shall be satisfied and discharged in full, and the Credit Parties and Theatre Direct Companies shall be released from any and all liability therefor; provided that the satisfaction and discharge and releases pursuant to this letter agreement shall have no effect with respect to the redemption of the Warrant, which is addressed pursuant to that certain Transaction Agreement dated as of the date hereof among, inter alios, the parties hereto;

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(ii) the Credit Agreement and all other Debt Documents shall terminate, and be of no further force or effect, and all commitments of the Lender to make or permit to remain outstanding any loans or indebtedness under any of the Debt Documents shall terminate, and Lender shall be released from any and all obligations, covenants, agreements and liabilities under the Credit Agreement and all other Debt Documents, and Lender shall not have any further obligation to make any Loans under the Credit Agreement;

(iii) all security interests, encumbrances and other liens (including, without limitation, any Liens) granted to or held by the Lender for its own benefit or otherwise in any assets or property of the Credit Parties or Theatre Direct Companies (including, without limitation, in any Collateral or Pledged Collateral) shall be irrevocably satisfied, released and discharged;

(iv) the Lender authorizes the filing of (by any Credit Party or any financial institution that may provide a loan to Borrower (the “New Lender”) or any of their respective designees or other advisers or representatives), and shall promptly execute and deliver on the Scheduled Date and from time to time thereafter to any Credit Party, the New Lender or any of their respective designees or other advisers or representatives, at the Borrower’s sole cost and expense, any UCC termination statements (including, without limitation, the UCC-3 financing statements attached as Exhibit B hereto), lien releases and other release documents (if applicable, in recordable form) that are reasonably necessary to release and terminate of record the security interests, encumbrances or other liens described in clause (iii) above or that are otherwise reasonably requested by any Credit Party or the New Lender to evidence or effectuate the agreements herein (including, without limitation, in clause (iii) above); and

(v) if requested by any Credit Party, deliver to the Borrower or the New Lender, or such other persons as Credit Party shall otherwise designate, any original collateral (including, without limitation, any stock certificates and any powers executed in connection therewith to the extent in the Lender’s possession) to evidence or effectuate the agreement in clause (iii) above.

The Payoff Amount shall be paid by wire transfer to the following account:

Bank Name:

Contact:

ABA Routing No.:

Account No.:

Account Name:

Contact:

Re:

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The Lender hereby waives the right to receive any prior written, telephonic or facsimile notice in connection with any prepayment of the Loan and any other Obligations under the Credit Agreement and other Debt Documents.

The Lender agrees that it shall be responsible for any and all costs, fees and expenses whatsoever (including, without limitation, any and all legal fees and expenses) incurred by it in connection with the preparation, negotiation, execution, delivery and performance of the terms of this letter agreement, and none of the Credit Parties or any Theatre Direct Company shall be required to reimburse the Lender for any such costs, fees or expenses.

This letter agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to any principle of conflicts of law or other rule of law that could require the application of the law of any other jurisdiction. This letter agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement. Delivery of the signature pages to this letter agreement by telecopy or electronic format (including PDF) shall be effective as delivery of a manually executed counterpart hereof. The undersigned parties have signed below to indicate their consent to be bound by the terms and conditions of this letter agreement. This letter may be relied upon by any Credit Party or any New Lender.

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Sincerely,

HOLLYWOOD MEDIA CORP.,
as Lender

By:
Name: Mitchell Rubenstein Title: Chairman & CEO

ACKNOWLEDGED AND AGREED:

KEY BRAND ENTERTAINMENT INC.,
on behalf of itself and the other Credit Parties and Theatre Direct Companies

By:
Name: John Gore
Title: Chief Executive Officer

THEATRE DIRECT NY, INC.

By:
Name: John Gore
Title: Chief Executive Officer

Exhibit A

(Calculation of Payoff Amount)

Notes #1 & #2:

If received on August 6, 2013:

Principal:	$13,669,230.00

Interest:	$182,636.10

Total:	$13,851,866.10

Per Diem:	$4,936.11